Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

between

L-3 COMMUNICATIONS CORPORATION,

and

ENGILITY CORPORATION

Dated as of July 16, 2012

i

ii

EMPLOYEE MATTERS AGREEMENT

EMPLOYEE MATTERS AGREEMENT, dated as of July 16, 2012 (this “Employee Matters Agreement”), between L-3 Communications Corporation, a Delaware corporation (“L-3”) and Engility Corporation, a Delaware corporation (“Engility”).

RECITALS

A. L-3 Communications Holdings, Inc. (“L-3 Holdings”) and Engility Holdings, Inc. (“Engility Holdings”) have entered into the Distribution Agreement (the “Distribution Agreement”), dated as of the date hereof, pursuant to which L-3 Holdings intends to distribute to its stockholders on the Distribution Date (as defined below) its entire interest in Engility Holdings by way of a stock dividend.

B. L-3 is a direct, wholly-owned subsidiary of L-3 Holdings. As of the Distribution Date, Engility will become a direct, wholly-owned subsidiary of Engility Holdings.

C. The parties wish to set forth their agreements as to certain matters regarding employment, compensation and employee benefits in connection with the Distribution (as defined below).

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Table of Definitions. The following terms have the meanings set forth on the pages referenced below:

Definitions	Page

Applicable Transfer Date	6
Converted Engility Equity Compensation Award	14
Delayed Transfer Employee	6
Distribution Agreement	1
Employee Matters Agreement	1
Engility	1
Engility Retained Welfare Plans	7
Engility Spinoff DC Plan	9
Engility Spinoff ESPP	13
Engility Spinoff Nonqualified Plans	11
Engility Spinoff Welfare Plans	8
Exchange Ratio	14

L-3	1
L-3 Equity Compensation Award	13
L-3 Option	13
L-3 RSU	13
Participation Period	7
Participation Period Plans	7
Split DC Plan	9
Split ESPP	13
Split Nonqualified Plans	11
Split Welfare Plans	8

Section 1.2. Certain Defined Terms. For the purposes of this Employee Matters Agreement:

“Benefit Plan” means, with respect to an entity, each plan, program, policy, agreement, arrangement or understanding that is a deferred compensation, executive compensation, incentive bonus or other bonus, pension, profit sharing, savings, retirement, severance pay, salary continuation, life, death benefit, health, hospitalization, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, whether or not subject to ERISA, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) sponsored, maintained or contributed to by such entity or to which such entity is a party or under which such entity has any obligation; provided that no L-3 Equity Compensation Award, nor any plan under which any such L-3 Equity Compensation Award is granted, shall constitute a “Benefit Plan” under this Employee Matters Agreement. In addition, no Employment Agreement shall constitute a Benefit Plan for purposes hereof.

“Employment Agreement” means any individual employment, retention, consulting, change in control, split dollar life insurance, sale bonus, incentive bonus, offer letter, severance or other individual compensatory agreement between any current or former employee and a member of the L-3 Group or the Engility Group, but excluding any L-3 Equity Compensation Award.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Engility Benefit Plans” means the Engility Retained Benefit Plans and the Engility Spinoff Plans.

“Engility Common Stock” means common stock, par value $0.01 per share, of Engility Holdings.

“Engility Employee” means each individual who, as of the Distribution, is employed by a member of the Engility Group (including, for the avoidance of doubt, (i) any such individual who is on a leave of absence, whether paid or unpaid, from which such employee is permitted to return (in accordance with Engility’s personnel policies) and (ii) any individual who, at the time of the Distribution, is receiving short-term or long-term disability benefits under an L-3 Benefit Plan and who, if actively employed at the time of the Distribution, would have otherwise been an Engility Employee on that date).

“Engility Employee Liabilities” means all potential or actual employment and employee benefits-related or other Liabilities, whether arising before, on or after the Distribution Date, with respect to: (a) Engility Employees and Engility Ex-Employees (and their respective Plan Payees, including, without limitation, for any deferred vested benefits under any Benefit Plan); (b) any other individuals asserting rights or obligations stemming from their services to or in connection with the Spinco Business (as defined in the Distribution Agreement); (c) Engility Employment Agreements; and (d) the Engility Benefit Plans (including, for avoidance of doubt, Liabilities relating to Engility Employees, Engility Ex-Employees or their respective Plan Payees (including, without limitation, for any deferred vested benefits under any Benefit Plan) that arise or are alleged to have arisen prior to Distribution under a Split Plan from which an Engility Spinoff Plan assumed Liabilities hereunder).

“Engility Employment Agreement” means any Employment Agreement relating to an Engility Employee or an Engility Ex-Employee whether effective prior to, as of, or following the Distribution. The Engility Employment Agreements shall be the sole responsibility of one or more members of the Engility Group following the Distribution.

“Engility Ex-Employee” means each former employee of L-3 or its Affiliates (or the predecessors thereof), including, without limitation, any such individual with deferred vested benefits under any Benefit Plan, whose last employment with L-3 or its Affiliates prior to the Distribution was with the Engility Group or the Spinco Business. For the avoidance of doubt, (i) a former employee whose last employment with L-3 and its Affiliates prior to the Distribution was with a business unit included within the Spinco Business shall be deemed an Engility Ex-Employee, without regard to whether the business unit was transferred to the Engility Group following the former employee’s termination of employment, and (ii) a former employee whose last employment with L-3 and its Affiliates prior to the Distribution was with a business unit that is not included within the Spinco Business shall not be deemed an Engility Ex-Employee, without regard to whether the business unit was transferred out of the Engility Group following the former employee’s termination of employment.

“Engility Group” means the Persons listed on Schedule 1.2(a) hereto.

“Engility Retained Benefit Plan” means any Benefit Plan that, as of the Distribution, is sponsored or maintained solely by any member of the Engility Group. “Engility Retained Benefit Plan” shall also mean any multiemployer plan (as defined in Section 3(37) of ERISA) to which any member of the Engility Group contributes for the benefit of its employees. For the avoidance of doubt, no member of the Engility Group shall be deemed to sponsor or maintain any Benefit Plan if its relationship to such Benefit Plan is solely to provide to L-3 any reimbursement in respect of such Benefit Plan pursuant to the Transition Services Agreement. The Engility Retained Benefit Plans (excluding any multiemployer plans) shall be sponsored solely by one or more members of the Engility Group following the Distribution.

“Engility Spinoff Plans” means the Engility Spinoff DC Plans, Engility Spinoff ESPP, Engility Spinoff Nonqualified Plans and Engility Spinoff Welfare Plans.

“Engility Welfare Plan” means each Engility Benefit Plan that is a Welfare Plan.

“L-3 Benefit Plan” means any Benefit Plan sponsored or maintained by any member of the L-3 Group. L-3 Benefit Plan shall also mean any multiemployer plan (as defined in Section 3(37) of ERISA) to which any member of the L-3 Group or L-3 contributes for the benefit of its employees. For the avoidance of doubt, no member of the L-3 Group shall be deemed to sponsor or maintain any Benefit Plan if its relationship to such Benefit Plan is solely to administer such Benefit Plan for the benefit of Engility Employees or Engility Ex-Employees pursuant to the Transition Services Agreement. The L-3 Benefit Plans (excluding any multiemployer plans) shall be those Benefit Plans sponsored solely by one or more members of the L-3 Group following the Distribution.

“L-3 Common Stock” means common stock, par value $0.01 per share, of L-3 Holdings.

“L-3 Employee Liabilities” means all potential or actual employment and employee benefits-related or other Liabilities with respect to current employees and former employees of L-3 and the L-3 Group, whether arising before, on or after the Distribution Date, but excluding any Engility Employee Liabilities.

“L-3 Employment Agreement” means any Employment Agreement relating to a current or former employee of the L-3 Group who is not an Engility Employee or an Engility Ex-Employee. The L-3 Employment Agreements shall be the responsibility of one or more members of the L-3 Group following the Distribution.

“L-3 Group” means L-3 and its Affiliates, excluding any member of the Engility Group.

“L-3 Ex-Employee” means each former employee of L-3, or any of its Affiliates, who is not an Engility Ex-Employee.

“L-3 Welfare Plan” means each L-3 Benefit Plan that is a Welfare Plan.

“Plan Payee” means, as to an individual who participates in a Benefit Plan, such individual’s dependents, beneficiaries, alternate payees and alternate recipients, as applicable under such Benefit Plan.

“Split Plans” means the Split Welfare Plans, Split DC Plan and Split Nonqualified Plans.

“Welfare Plan” means each Benefit Plan that provides life insurance, health care, dental care, vision care, employee assistance programs (EAP), accidental death and dismemberment insurance, disability, severance, vacation or other group welfare or fringe benefits or is an “employee welfare benefit plan” as described in Section 3(1) of ERISA.

“Workers’ Compensation Event” means the event, injury, illness or condition giving rise to a workers’ compensation claim.

Section 1.3 Other Capitalized Terms. Capitalized terms not defined in this Employee Matters Agreement shall have the meanings ascribed to them in the Distribution Agreement.

ARTICLE II

GENERAL PRINCIPLES; EMPLOYEE TRANSFERS

Section 2.1. Assumption of Engility Employee Liabilities. Effective as of the Distribution, except as otherwise specifically provided in this Employee Matters Agreement, (a) the Engility Group shall be solely responsible for all Engility Employee Liabilities and the L-3 Group shall not retain any Engility Employee Liabilities and (b) the L-3 Group shall be solely responsible for all L-3 Employee Liabilities and the Engility Group shall not retain any L-3 Employee Liabilities.

Section 2.2. Allocation of Liabilities With Respect to Benefit Plans and Employment Agreements. Except as otherwise specifically provided in this Employee Matters Agreement or the Transition Services Agreement, effective as of the Distribution, each Engility Employee and Engility Ex-Employee (and each such individual’s Plan Payees) shall cease participation in all L-3 Benefit Plans and, as of such time, Engility shall or shall cause another member of the Engility Group to have in effect such Engility Benefit Plans as are necessary to comply with its obligations pursuant to this Employee Matters Agreement.

(a) Effective as of the Distribution, except as otherwise specifically provided in this Employee Matters Agreement, L-3 shall, or shall cause one or more members of the L-3 Group to, retain, pay, perform, fulfill and discharge in due course all Liabilities arising out of or relating to all L-3 Employment Agreements.

(b) Effective as of the Distribution, except as otherwise specifically provided in this Employee Matters Agreement, Engility shall, or shall cause one or more members of the Engility Group to, retain, pay, perform, fulfill and discharge in due course (i) all Liabilities arising out of or relating to all Engility Benefit Plans, (ii) all Liabilities arising out of or relating to all Engility Employment Agreements, (iii) all Liabilities arising out of or relating to the Converted Engility Equity Compensation Awards (including, without limitation, any and all Liabilities with respect to any equity award of L-3 that, through assumption and conversion, becomes a Converted Engility Equity Compensation Award, as well as any and all Liabilities with respect to the assumption and conversion of such an award), and (iv) all Liabilities with respect to the employment, service, termination of employment or termination of service of all Engility Employees, Engility Ex-Employees, their respective Plan Payees. For the avoidance of doubt, from and after the Distribution, in no event will Engility be required to issue, grant or award any compensation relating to Engility Common Stock to any employee of the L-3 Group, and, subject to the treatment of the L-3 Equity Compensation Awards that are outstanding as of the Distribution and held by any Engility Employee or Engility Ex-Employee as provided in Section 8.1, in no event will L-3 be required to issue, grant or award any compensation relating to L-3 Common Stock to any Engility Employee or Engility Ex-Employee.

Section 2.3. Engility Benefit Plans and Engility Employment Agreements. Effective as of the Distribution, Engility or another member of the Engility Group shall, as applicable in accordance with this Employee Matters Agreement, adopt, continue or, to the extent necessary, assume sponsorship of each Engility Benefit Plan and Engility Employment Agreement.

Effective on the Distribution Date, the Engility Group shall be exclusively responsible for administering each Engility Benefit Plan and each Engility Employment Agreement in accordance with its terms and for all obligations and liabilities with respect to the Engility Benefit Plans and Engility Employment Agreements and all benefits owed to participants in the Engility Benefit Plans and individuals who are parties to the Engility Employment Agreements, whether arising before, on or after the Distribution Date. Except as specifically provided herein, Engility shall not assume sponsorship, maintenance or administration of any Benefit Plan or Employment Agreement that is not an Engility Benefit Plan or an Engility Employment Agreement or receive or assume any assets or liabilities in connection with any such Benefit Plan or Employment Agreement.

Section 2.4. Plan-Related Litigation. Notwithstanding anything herein to the contrary, the management of the defense of all litigation related to the L-3 Benefit Plans, the L-3 Employment Agreements, the Engility Benefit Plans and the Engility Employment Agreements shall be governed by the Distribution Agreement, and this Employee Matters Agreement shall govern the allocation of Liabilities related to any such litigation.

Section 2.5. Vacation and Sick Pay. Engility shall assume responsibility for accrued vacation and sick pay and any other paid time off attributable to Engility Employees and Engility Ex-Employees as of the Distribution, or with respect to Delayed Transfer Employees, the Applicable Transfer Date.

Section 2.6. Employee Transfers. Upon mutual agreement of Engility and L-3, any employee whose employment transfers after the Distribution but prior to October 1, 2012 from the L-3 Group to the Engility Group or from the Engility Group to the L-3 Group because they were inadvertently and erroneously treated as employed by the wrong employer on the Distribution Date, and who was continuously employed by a member of the Engility Group or the L-3 Group (as applicable) from the Distribution through the date such employee commences active employment with a member of the L-3 Group or Engility Group (as applicable) shall be a “Delayed Transfer Employee.” Except as otherwise specifically provided in this Employee Matters Agreement, such Delayed Transfer Employees shall be treated in the same manner as Engility Employees or L-3 Employees (as applicable) as specified in this Employee Matters Agreement, to the extent practicable in compliance with applicable Law and the Employee Plans. For purposes of this Employee Matters Agreement, the date on which a Delayed Transfer Employee actually commences employment with the Engility Group or the L-3 Group (as applicable) is referred to as such individual’s “Applicable Transfer Date” and such Applicable Transfer Date shall, except as expressly provided herein and in compliance with Law applicable to the Employee Plans, be treated as the Distribution Date for Delayed Transfer Employees where the Distribution Date is referenced in this Employee Matters Agreement. Notwithstanding anything herein to the contrary, the mutual agreement with respect to, and Applicable Transfer Date of, any Delayed Transfer Employee must occur before October 1, 2012.

Section 2.7. Annual Bonuses. Engility shall be solely responsible for all annual bonuses earned by Engility Employees and Engility Ex-Employees with respect to periods ending on or after January 1, 2012. Actual bonuses payable to Engility employees in respect of periods ending on or after January 1, 2012 will be determined by Engility in its sole discretion.

ARTICLE III

SERVICE CREDIT

Section 3.1. Service Credit for Employee Transfers. The Benefit Plans shall provide the following service crediting rules effective as of the Distribution:

If a Delayed Transfer Employee becomes employed by a member of the L-3 Group or Engility Group before October 1, 2012, then such Delayed Transfer Employee’s service with the Engility Group or the L-3 Group (as applicable) following the Distribution shall be recognized for purposes of eligibility and vesting under the appropriate Benefit Plans, subject to the terms of those plans.

Section 3.2. Engility Benefit Plans. From and after the Distribution, or with respect to Delayed Transfer Employees, the Applicable Transfer Date, Engility shall, and shall cause its affiliates and successors to, provide credit under the Engility Benefit Plans to Engility Employees and Engility Ex-Employees for their service with Engility and its predecessors and affiliates (including but not limited to L-3 and any of its Affiliates and their respective predecessors) to the same extent that such service was recognized under the relevant L-3 Benefit Plans. For avoidance of doubt, service shall be credited for all purposes, including but not limited to, benefit accrual, determining eligibility to participate, vesting, or for the purpose of any other service-related benefits or programs; provided, however, that service shall not be recognized to the extent that such recognition would result in the duplication of benefits.

ARTICLE IV

CERTAIN WELFARE BENEFIT PLAN MATTERS

Section 4.1. Engility Retained Welfare Plans. Engility shall cause a member of the Engility Group to retain, or to the extent necessary, assume sponsorship of any Engility Retained Benefit Plans that are Welfare Plans (the “Engility Retained Welfare Plans”) and take all necessary actions to continue contributions to the Engility Retained Benefit Plans that are multiemployer Welfare Plans. From and after the Distribution, the Engility Group shall be exclusively responsible for all obligations and liabilities with respect to the Engility Retained Welfare Plans, and all benefits owed to participants in the Engility Retained Welfare Plans, whether accrued before, on or after the Distribution.

Section 4.2. Continued Participation in L-3 Welfare Plans.

(a) For the period beginning on the day after the Distribution Date and ending on December 31, 2012 (or such later date as may be required under the Consolidated Omnibus Budget Reconciliation Act, as amended (“COBRA”) in the case of Engility Employees or Engility Ex-Employees (or such Engility Employee’s or Engility Ex-Employee’s eligible dependents) who have a “qualifying event” for the purposes of COBRA on or prior to the Distribution Date) (the “Participation Period”), (i) Engility

Employees and Engility Ex-Employees who participate in the Welfare Plans identified on Schedule 4.2(a)(i) (such plans, the “Participation Period Plans”), and (ii) individuals who become employed by a member of the Engility Group who would become eligible to participate in the Participation Period Plans identified on Schedule 4.2(a)(ii) had the Distribution had not occurred, shall continue to participate or begin to participate, as applicable in such Participation Period Plans during the Participation Period. Notwithstanding the foregoing, to the extent the Participation Period applicable to an Engility Employee (or such Engility Employee’s eligible dependents) who experiences a “qualifying event” for the purposes of COBRA after the Distribution Date would otherwise extend beyond December 31, 2012, such Engility Employee shall become eligible for benefits solely pursuant to the Engility Spinoff Welfare Plans, in accordance with COBRA and consistent with the terms generally available to active Engility Employees as of January 1, 2013.

(b) Notwithstanding any provision of this Agreement to the contrary, any Engility Employee or Engility Ex-Employee who becomes eligible for long-term disability insurance coverage as a result of a disability which occurs:

(i) prior to July 1, 2012 shall be eligible for such benefits under the applicable Participation Period Plan from the time of initial eligibility through the last date for which such Engility Employee or Engility Ex-Employee remains eligible for such benefits under the terms of such Participation Period Plan, without regard for the end of the Participation Period; and

(ii) from and after July 1, 2012, shall be eligible for such benefits only under the Engility Spinoff Welfare Plan providing for long-term disability insurance coverage.

(c) The Engility Group shall be responsible for and have sole liability with respect to all liabilities under Participation Period Plans actually incurred by L-3 or a member of the L-3 Group in respect of Engility Employees and Engility Ex-Employees; provided, however, that with respect to any claims processed, managed or paid with respect to an Engility Employee, Engility Ex-Employee, or Delayed Transfer Employee after the Distribution Date or Applicable Transfer Date (as applicable), L-3 or a member of the L-3 Group shall have responsibility for processing and managing such claims and Engility shall reimburse L-3 or the applicable member of the L-3 Group, in each case on the terms set forth in the Transition Service Schedule relating to the Participation Period Plans attached to the Transition Services Agreement entered into on or prior to the date hereof between L-3 Communications Corporation and Engility.

Section 4.3. Engility Spinoff Welfare Plans.

(a) (i) Effective (A) not later than December 31, 2012, with respect to any Participation Period Plans identified in Schedule 4.2(a)(ii), and (B) not later than the Distribution Date with respect to the other welfare benefit plans identified in Schedule 4.3, Engility or a member of the Engility Group shall establish certain welfare benefit plans (all such plans, the “Engility Spinoff Welfare Plans”). Each Engility Spinoff

Welfare Plan shall have terms and features (including benefit coverage options and employer contribution provisions) that are substantially identical to one of the Benefit Plans listed on Schedule 4.2(a)(ii) or the L-3 Benefit Plans corresponding to the Benefit Plans listed on Schedule 4.3 (such Benefit Plans, the “Split Welfare Plans”) such that (for avoidance of doubt), each Split Welfare Plan is substantially replicated by an Engility Spinoff Welfare Plan; and (ii) any Engility Employee or Engility Ex-Employee who would become eligible to participate in the Participation Period Plans identified on Schedule 4.3 had the Distribution had not occurred, as a result of an event or incident eligible for coverage which occurs on or after the Distribution Date, shall be eligible for benefits only under the corresponding Engility Spinoff Welfare Plan.

(b) Each Engility Spinoff Welfare Plan shall assume all liability from the corresponding Split Welfare Plan with respect to, and shall provide benefits to, those Engility Employees and Engility Ex-Employees and their respective Plan Payees who immediately prior to the Distribution were participating in, or entitled to present or future benefits under the corresponding Split Welfare Plan. Beginning on the day after the Distribution, Engility and the Engility Group shall be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the Engility Spinoff Welfare Plans, whether accrued before, on or after the Distribution. For avoidance of doubt, the Engility Spinoff Welfare Plans shall have the sole obligation to provide benefits attributable to any lost participants who were formerly employed in the Spinco Business.

Section 4.4. Workers’ Compensation. The Engility Group shall be responsible for and have sole liability with respect to all workers’ compensation claims of Engility Employees and Engility Ex-Employees, regardless of when the Workers’ Compensation Event occurred; provided, however, that with respect to any such claims arising with respect to an Engility Employee, Engility Ex-Employee, or Delayed Transfer Employee prior to the Distribution Date or Applicable Transfer Date (as applicable) L-3 or a member of the L-3 Group shall have responsibility for processing and managing such claims, and Engility shall reimburse L-3 or the applicable member of the L-3 Group, in each case on the terms set forth in the applicable Transition Service Schedule attached to the Transition Services Agreement entered into on or prior to the date hereof between L-3 Communications Corporation and Engility.

ARTICLE V

U.S. TAX-QUALIFIED DEFINED CONTRIBUTION PLANS

Section 5.1. Engility Spinoff DC Plan.

(a) Prior to the Distribution, Engility or another member of the Engility Group shall establish a defined contribution plan that qualifies under Code Section 401(a), and a related master trust or trusts exempt under Code Section 501(a) (such plan and trust, the “Engility Spinoff DC Plan”). The Engility Spinoff DC Plan shall have terms and features (including vesting requirements and employer contribution provisions) that are substantially identical to the Benefit Plan listed on Schedule 5.1 (such Benefit Plan, the “Split DC Plan”) such that (for avoidance of doubt), the Split DC Plan is substantially replicated by a corresponding Engility Spinoff DC Plan, provided, that (i) notwithstanding the investment options provided for in the Split DC Plan, no contributions or transfers will be permitted into the L-3 Stock Fund under the Engility Spinoff DC Plan following the Distribution, and (ii) any balance remaining in the L-3 Stock Fund of the Engility Spinoff DC Plan as of December 31, 2013 shall automatically be transferred into the participant’s applicable “Qualified Default Investment Alternative” thereunder. Engility or a member of the Engility Group shall be solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the Engility Spinoff DC Plan to the Internal Revenue Service for a determination of tax-qualified status) to establish, maintain and administer the Engility Spinoff DC Plan so that it is qualified under Section 401(a) of the Code and that the related trusts thereunder are exempt under Section 501(a) of the Code. The Engility Spinoff DC Plan shall assume liability for all benefits accrued or earned (whether or not vested) by Engility Employees and Engility Ex-Employees and their respective Plan Payees under the corresponding Split DC Plan as of the Distribution.

(b) Prior to the Distribution, L-3 or a member of the L-3 Group shall cause the Split DC Plan to transfer to the Engility Spinoff DC Plan, and Engility or another member of the Engility Group shall cause the Engility Spinoff DC Plan to accept the transfer of, the accounts, liabilities and related assets in such Split DC Plan attributable to Engility Employees and Engility Ex-Employees and their respective Plan Payees, including any shares of common stock held through the L-3 Stock Fund of the Split DC Plan, provided, that any vesting terms applicable to any assets so transferred shall continue to apply to such assets, subject to the service credit provisions of Section 3.2 and, provided, further, that any shares of Engility Common Stock received in respect of such L-3 shares as a result of the Distribution shall be transferred to a new Engility Stock Fund under the Engility Spinoff DC Plan. The transfer of assets shall be in cash or in kind (as determined by the transferor) and include outstanding loan balances and amounts forfeited by Engility Ex-Employees that have not yet been applied to the payment of contributions or expenses and be conducted in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(1)-1, and Section 208 of ERISA. From and after the transfer of the accounts, liabilities, and related assets to the Engility Spinoff DC Plan, the participating Engility Employees and Engility Ex-Employees shall cease to participate in the Split DC Plan.

(c) As soon as reasonably practicable (but not later than 60 days) following the Applicable Transfer Date of a Delayed Transfer Employee who transfers employment from a member of the L-3 Group to a member of the Engility Group prior to October 1, 2012, L-3 or a member of the L-3 Group shall cause the accounts, related liabilities, and related assets in the corresponding Split DC Plan(s) attributable to such Delayed Transfer Employee and their respective Plan Payees (including any outstanding loan balances) to be transferred in cash or in kind (as determined by the transferor) (in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(l)-1, and Section 208 of ERISA) to the Engility Spinoff DC Plan and Engility or a member of the Engility Group shall cause the Engility Spinoff DC Plan to accept such transfer of accounts, liabilities and assets.

(d) In the event a Delayed Transfer Employee is an Engility Employee who returns to employment with L-3 or a member of the L-3 Group, then, as soon as reasonably practicable (but not later than 30 days thereafter), Engility or a member of the Engility Group shall cause the accounts, related liabilities, and related assets in the Engility Spinoff DC Plan attributable to such Delayed Transfer Employee and their respective Plan Payees (including any outstanding loan balances) to be transferred in cash or in-kind (as determined by the transferor) in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(l)-1, and Section 208 of ERISA to the applicable Split DC Plan(s). L-3 or a member of the L-3 Group shall cause the Split DC Plan to accept such transfer of accounts, liabilities and assets.

(e) From and after the Distribution, except as specifically provided in paragraph (d) or Section 6.3 below, Engility and the Engility Group shall be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the Engility Spinoff DC Plan, whether accrued before, on or after the Distribution. For avoidance of doubt, the Engility Spinoff DC Plan shall have the sole and exclusive obligation to restore the unvested portion of any account attributable to any individual who becomes employed by a member of the Engility Group and whose employment with L-3 or any of its Affiliates, or a member of the L-3 Group terminated on or before the Distribution at a time when such individual’s benefits under the Split DC Plans were not fully vested. Furthermore, the Engility Spinoff DC Plan shall have the sole obligation to restore accounts attributable to any lost participants who are Engility Ex-Employees.

Section 5.2. Continuation of Elections. As of the Distribution, Engility (acting directly or through a member of the Engility Group) shall cause the Engility Spinoff DC Plan to recognize and maintain all elections, including, but not limited to, deferral, investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to Engility Employees, Engility Ex-Employees and Delayed Transfer Employees and their respective Plan Payees under the Split DC Plan; provided, that employee investment elections directed to the L-3 Stock Fund thereunder shall be directed to the participant’s applicable “Qualified Default Investment Alternative” thereunder until such time (if any) as the participant changes his or her election.

ARTICLE VI

DEFERRED COMPENSATION PLANS

Section 6.1. Engility Spinoff Nonqualified Plans.

(a) Effective as of the Distribution, Engility or another member of the Engility Group shall establish certain nonqualified deferred compensation plans (such plans, the “Engility Spinoff Nonqualified Plans”). Each Engility Spinoff Nonqualified Plan shall have terms and features that are substantially identical to one of the L-3 Benefit Plans listed on Schedule 6.1(a) (such plans, the “Split Nonqualified Plans”) such that (for avoidance of doubt) each Split Nonqualified Plan is substantially replicated by a corresponding Engility Spinoff Nonqualified Plan. Except as specifically provided in Section 6.5, Engility or a member of the Engility Group shall be solely responsible for taking all necessary, reasonable, and appropriate actions to establish, maintain and administer the Engility Spinoff Nonqualified Plans so that they do not result in adverse tax consequences under Code Section 409A. Each Engility Spinoff Nonqualified Plan shall assume liability for all benefits accrued or earned (whether or not vested) by Engility Employees and Engility Ex-Employees and their respective Plan Payees under the corresponding Split Nonqualified Plan as of the Distribution. From and after the Distribution, Engility and the Engility Group shall be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the Engility Spinoff Nonqualified Plans, whether accrued before, on or after the Distribution, and shall indemnify the L-3 Group from any claims with respect to such liabilities. Furthermore, Engility and the Engility Group shall have the sole obligation to restore in the Engility Spinoff Nonqualified Plans benefits under the Split Nonqualified Plans attributable to any lost participants who are Engility Ex-Employees.

(b) Engility shall cause a member of the Engility Group to retain, or to the extent necessary, assume sponsorship of the Engility Retained Nonqualified Plan identified on Schedule 6.1(b), and take all necessary actions to continue such Engility Retained Nonqualified Plan in accordance with its terms. To the extent necessary, prior to the Distribution, Engility shall cause a member of the Engility Group to assume sponsorship of the Engility Retained Nonqualified Plan. Except as specifically provided in Section 6.5, Engility or a member of the Engility Group shall be solely responsible for taking all necessary, reasonable, and appropriate actions to establish, maintain and administer the Engility Retained Nonqualified Plan so that it do not result in adverse tax consequences under Code Section 409A. The Engility Retained Nonqualified Plan shall assume liability for all benefits accrued or earned (whether or not vested) by all Engility Employees and Engility Ex-Employees under the Engility Retained Nonqualified Plan as of the Distribution. From and after the Distribution, Engility and the Engility Group shall be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the Engility Retained Nonqualified Plan, whether accrued before, on or after the Distribution, and shall indemnify the L-3 Group from any claims with respect to such liabilities. Furthermore, Engility and the Engility Group shall have the sole obligation to restore in the Engility Retained Nonqualified Plan benefits attributable to any lost participants who are Engility Ex-Employees.

(c) Unless L-3 and Engility agree otherwise before the Distribution, prior to or on the Distribution Date, L-3 or a member of the L-3 Group shall cause the applicable Split Nonqualified Plans to transfer to the corresponding Engility Spinoff Nonqualified Plan, and Engility or another member of the Engility Group shall cause such Engility Spinoff Nonqualified Plan to accept the transfer of, the accounts and liabilities in such Split Nonqualified Plans attributable to Engility Employees and Engility Ex-Employees and their respective Plan Payees.

Section 6.2. No Distributions Triggered by Spinoff. L-3 and Engility acknowledge that neither the Distribution nor any of the other transactions contemplated by this Employee Matters Agreement, the Distribution Agreement or the other Ancillary Agreements will trigger a payment or distribution of compensation under any Benefit Plan that is a nonqualified deferred compensation plan for any Engility Employee or Engility Ex-Employee and, consequently, that the payment or distribution of any compensation to which any Engility Employee or Engility Ex-Employee is entitled under any Engility Spinoff Nonqualified Plan will occur upon such Engility Employee’s or Engility Ex-Employee’s separation from service from the Engility Group or at such other time as provided in such Engility Spinoff Nonqualified Plan or such Engility Employee’s or Engility Ex-Employee’s deferral election.

Section 6.3. Section 409A. L-3 and Engility shall cooperate in good faith so that the Distribution will not result in adverse tax consequences under Code Section 409A to any current or former employee of any member of the L-3 Group or any member of the Engility Group, or their respective Plan Payees, in respect of his or her benefits under any L-3 Benefit Plan or Engility Benefit Plan.

Section 6.4. Continuation of Elections. As of the Distribution, Engility (acting directly or through a member of the Engility Group) shall cause each Engility Spinoff Nonqualified Plan to recognize and maintain all elections, including, but not limited to, deferral and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to Engility Employees, Engility Ex-Employees and their Plan Payees under the corresponding Split Nonqualified Plan.

Section 6.5. Delayed Transfer Employees. Any Delayed Transfer Employee who transfers to the Engility Group prior to October 1, 2012 shall be treated in the same manner as an Engility Employee under this Article VI, subject to Section 6.3. As indicated in Section 2.6, unless otherwise required pursuant to Section 6.3, such a Delayed Transfer Employee’s Applicable Transfer Date shall be treated as the Distribution Date. In addition, if a Delayed Transfer Employee transfers from the Engility Group to the L-3 Group prior to October 1, 2012, the L-3 Group shall assume and be solely responsible, pursuant to the terms of the applicable Split Nonqualified Plan, for any benefits accrued by such individual under any Engility Spinoff Nonqualified Plan, and the Engility Group shall have no liability with respect thereto.

ARTICLE VII

EMPLOYEE STOCK PURCHASE PLAN

Section 7.1. Engility Spinoff Employee Stock Purchase Plan.

(a) Effective as of the Distribution, Engility or another member of the Engility Group shall establish an employee stock purchase plan (such plan, the “Engility Spinoff ESPP”). The Engility Spinoff ESPP shall have terms and features (including employer contribution provisions) that are substantially identical to one of the L-3 Benefit Plans listed on Schedule 7.1(a) (such plans, the “Split ESPP”) such that (for avoidance of doubt), each Split ESPP is substantially replicated by a corresponding Engility Spinoff ESPP, provided, that the foregoing shall not require that offerings under the Engility Spinoff ESPP be tax-qualified under Section 423 of the Code. Engility or a member of the Engility Group shall be solely responsible for taking all necessary, reasonable, and appropriate actions to establish, maintain and administer the Engility Spinoff ESPP, and commencing open enrollment following the Distribution Date.

(b) Unless L-3 and Engility agree otherwise before the Distribution, all participating Engility Employees and Engility Ex-Employees shall be permitted to participate in the offering period ending on June 29, 2012 under the Split ESPP, but shall not be permitted to participate in any subsequent offering periods.

ARTICLE VIII

L-3 EQUITY COMPENSATION AWARDS

Section 8.1. General Treatment of Outstanding L-3 Equity Compensation Awards.

(a) Notwithstanding any other provision of this Employee Matters Agreement or the Distribution Agreement to the contrary, from and after the Distribution, each outstanding option award to purchase L-3 Common Stock (each, an “L-3 Option”) and each restricted stock unit award with respect to a share of L-3 Common Stock (“L-3 RSU”) that was granted under or pursuant to any equity compensation plan or arrangement of L-3 or its Affiliates (each such L-3 Option or L-3 RSU, an “L-3 Equity Compensation Award”), that, as of the Distribution, is held by any Engility Employee (which for purposes of this Section 8.1, shall not include any Delayed Transfer Employees) or Engility Ex-Employee, shall be assumed by Engility (each such assumed L-3 Equity Compensation Award, a “Converted Engility Equity Compensation Award”).

(b) In connection with the assumption by Engility or its Affiliate, each Converted Engility Equity Compensation Award shall be adjusted into an option award or restricted stock unit award, as applicable, with respect to shares of Engility Common Stock, having the same intrinsic value as the applicable L-3 Equity Compensation Award, as determined using an exchange ratio (“Exchange Ratio”) equal to (i) the closing price of a share of L-3 Common Stock on the Distribution Date based on “regular way” trading divided by (ii) the opening price of a share of Engility Common Stock on the first day after the Distribution Date on which Engility Common Stock trades on a “regular way” basis, rounded down to six decimal places.

(c) With respect to any Converted Engility Equity Compensation Award that is a stock option, (A) the per share exercise price shall be adjusted to be equal to (1) the per share exercise price of the corresponding L-3 Option, divided by (2) the Exchange Ratio, with the result rounded up to the nearest whole cent; and (B) the number of shares of Engility Common Stock subject to such Converted Engility Equity Compensation Award shall also be adjusted by multiplying the number of shares of L-3 Common Stock subject to such award by the Exchange Ratio, with the product rounded down to the nearest whole share.

(d) With respect to any Converted Engility Equity Compensation Award that is a restricted stock unit, the number of units of Engility Common Stock subject to each such Converted Engility Equity Compensation Award shall be adjusted to be equal to the product of (x) the number of shares of L-3 Common Stock subject to the corresponding L-3 RSU, and (y) the Exchange Ratio, rounded down to the nearest whole unit.

(e) Prior to the Distribution, Engility shall establish equity compensation plans, so that upon the Distribution, Engility shall have in effect an equity compensation plan containing substantially the same terms as each original L-3 equity compensation plan under which any Converted Engility Equity Compensation Award was granted. From and after the Distribution, each Converted Engility Equity Compensation Award shall be subject to the terms of the applicable Engility equity compensation plan, the award agreement governing such Converted Engility Equity Compensation Award and any Employment Agreement to which the applicable Engility Employee or Engility Ex-Employee is a party. From and after the Distribution, Engility shall retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to the Converted Engility Equity Compensation Awards. Effective as of the Distribution, each Engility Employee and Engility Ex-Employee shall cease participation in all

L-3 equity compensation plans. In all events, the adjustments to the Converted Engility Equity Compensation Awards provided for in this Section 8.1 shall be made in a manner that, as determined by L-3, avoids adverse tax consequences under Code Section 409A.

Section 8.2. Vesting and Other Terms and Conditions. Each Converted Engility Equity Compensation Award shall have the same vesting schedule, expiration date (if applicable), delivery date (if applicable), and such other terms and conditions as in effect immediately prior to the conversion, as such terms were applicable to the corresponding L-3 Equity Compensation Award, including, without limitation, credit for any accruals as of the Distribution Date for accumulated and unpaid dividends on any L-3 RSU award converted as of the Distribution Date, in accordance with the terms of the applicable award agreements governing the L-3 RSU and corresponding Converted Engility Equity Compensation Award.

Section 8.3. Tax Withholding and Reporting. Effective from and after the Distribution, Engility shall be solely responsible for all Tax withholding obligations with respect to the Converted Engility Equity Compensation Awards.

ARTICLE IX

BENEFIT PLAN REIMBURSEMENTS, BENEFIT PLAN

THIRD-PARTY CLAIMS

Section 9.1. General Principles. From and after the Distribution, any services that a member of the L-3 Group shall provide to the members of the Engility Group relating to any Benefit Plans shall be set forth in the Transition Services Agreement.

Section 9.2. Benefit Plan Third-Party Claims. In the event of any conflict or inconsistency between the following provision on the one hand, and the Distribution Agreement or any of the Ancillary Agreements on the other hand, the following provision shall control over the inconsistent provisions to the extent of the inconsistency:

If a Third-Party Claim relates solely to the Benefit Plan of the Indemnifying Party, Engility and L-3 shall take all actions necessary to substitute the Indemnifying Party and/or the relevant Benefit Plan of the Indemnifying Party as the proper party for such Third-Party Claim. If the Third-Party Claim relates to both an Engility Benefit Plan and a L-3 Benefit Plan, Engility and L-3 shall take all actions necessary to separate or otherwise partition the Third-Party Claim so as to allow each party to solely defend the claim relating to its own Benefit Plan (unless the parties mutually agree that such a separation or partition is unnecessary or inadvisable). If the Third-Party Claim cannot be transferred to the Indemnifying Party or separated or partitioned so as to allow each party to solely defend the claim relating to its own Benefit Plan, then L-3 shall defend the Third-Party Claim and Engility may elect to participate in (but not control) the defense, compromise, or settlement of any such Third-Party Claim at its own expense (including allocated costs of Engility in-house counsel and other Engility personnel).

ARTICLE X

COOPERATION

Section 10.1. Cooperation. Following the date of this Employee Matters Agreement, L-3 and Engility shall, and shall cause their respective Subsidiaries and Affiliates to, use reasonable best efforts to cooperate with respect to any employee compensation or benefits matters that L-3 or Engility, as applicable, reasonably determines require the cooperation of both L-3 and Engility in order to accomplish the objectives of this Employee Matters Agreement. Without limiting the generality of the preceding sentence, (a) L-3 and Engility shall cooperate in coordinating each of their respective payroll systems in connection with the transfers of Engility Employees to the Engility Group and the Distribution, and (b) L-3 shall transfer records to Engility as reasonably necessary for the proper administration of Engility Benefit Plans, to the extent such records are in L-3’s possession. The obligations of the Engility Group and the L-3 Group to cooperate pursuant to this Section 10.1 shall remain in effect until all audits of all Benefit Plans with respect to which the other party may have information have been completed or the applicable statute of limitations with respect to such audits has expired.

ARTICLE XI

MISCELLANEOUS

Section 11.1. Further Assurances. Prior to the Distribution, if either party identifies any commercial or other service that is needed to ensure a smooth and orderly transition of its business in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Employee Matters Agreement, the parties will cooperate in determining whether there is a mutually acceptable arm’s-length basis on which the other party will provide such service under the Transition Services Agreement.

Section 11.2. Employment Tax Reporting Responsibility. Engility and L-3 hereby agree to follow the standard procedure for United States employment tax withholding as provided in Section 4 of Rev. Proc. 2004-53, I.R.B. 2004-35.

Section 11.3. Data Privacy. The parties agree that any applicable data privacy Laws and any other obligations of the Engility Group and the L-3 Group to maintain the confidentiality of any employee information or information held by any Benefit Plans in accordance with applicable Law shall govern the disclosure of employee information among the parties under this Employee Matters Agreement. Engility and L-3 shall ensure that they each have in place appropriate technical and organizational security measures to protect the personal data of the Engility Employees and Engility Ex-Employees.

Section 11.4. Third Party Beneficiaries. Nothing contained in this Employee Matters Agreement shall be construed to create any third-party beneficiary rights in any individual, including without limitation any current or former employee of L-3 or any of its Affiliates (including any dependent or beneficiary thereof) nor shall this Employee Matters Agreement be deemed to amend any Benefit Plan or to prohibit L-3, Engility or their respective Affiliates from amending or terminating any Benefit Plan.

Section 11.5. Effect if Distribution Does Not Occur. If the Distribution does not occur, then all actions and events that are, under this Employee Matters Agreement, to be taken or occur effective as of the Distribution, or otherwise in connection with the Distribution shall not be taken or occur except to the extent specifically agreed by the parties.

Section 11.6. Incorporation of Distribution Agreement Provisions. The following provisions of the Distribution Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section 11.8 to an “Article” or “Section” shall mean Articles or Sections of the Distribution Agreement, and references in the material incorporated herein by reference shall be references to the Distribution Agreement): Article II (relating to Conveyance of Certain Assets; Assumption of Certain Liabilities); Article VI (relating to Release and Indemnification); Article XI (relating to Information; Separation of Data); Section 3.03 (relating to Conditions Precedent to the Distribution); and Article XIII (relating to Miscellaneous).

Section 11.7. No Representation or Warranty. L-3 makes no representation or warranty with respect to any matter in this Employee Matters Agreement, including, without limitation, any representation or warranty with respect to the legal or tax status or compliance of any Benefit Plan, compensation arrangement or Employment Agreement, and L-3 disclaims any and all liability with respect thereto.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Employee Matters Agreement to be executed by their duly authorized representatives.

L-3 COMMUNICATIONS CORPORATION

By:	/s/ Steven M. Post

	Name:	Steven M. Post
	Title:	Senior Vice President

ENGILITY CORPORATION

By:	/s/ Thomas O. Miiller

	Name:	Thomas O. Miiller
	Title:	SVP, General Counsel and Corp Secretary

Acknowledged and agreed:

L-3 COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Steven M. Post

	Name:	Steven M. Post
	Title:	Senior Vice President

ENGILITY HOLDINGS, INC.

By:	/s/ Thomas O. Miiller

	Name:	Thomas O. Miiller
	Title:	SVP, General Counsel and Corp Secretary

Schedule 1.2(a)

Engility Group

The members of the Engility Group are:

Engility Holdings, Inc.

Engility Corporation

Engility Services, Inc.1

Forfeiture Support Associates, LLC

MPRI International Services, Ltd.

Titan Deutschland GmbH

Titan Italia Srl

International Resources Group Ltd.

IRG Systems Gouth Asia Private Limited

Cayenta, Inc.

LinCom Wireless, Inc.

Titan Systems Solutions UK Ltd.

Titan Wireless, Inc.

URS Coleman, LLC

The Engility Group also includes any Affiliates of the forgoing that have outstanding equity securities that are owned, directly or indirectly, by any of the foregoing, except for: (i) L-3 Domestic Holdings, Inc. (“LDHI”) and (ii) any Persons that have outstanding equity securities that are owned, directly or indirectly, by LDHI.

[1]	To be merged into Engility Corporation on the Distribution Date.

Schedule 4.2(a)(i)

Participation Period Plans

1.	L-3 Communications Corporation Group Health Plan

Medical Plans:

Self-Insured Plans

•	Aetna HealthFund HRA Medical Plan – Option I

•	Aetna HealthFund HRA Medical Plan – Option II

•	Aetna Choice POS II Medical Plan

•	Aetna Out-of-Area Medical Plan

•	Blue Cross Blue Shield EPO Medical Plan

•	L-3 Communications Prescription Drug Plan

Insured Plans

•	Aetna Executive Reimbursement Plan

•	Aetna International Medical Plan

•	HMSA PPO Medical Plan for Grandfathered Employees

•	HMSA HMO Medical Plan for Grandfathered Employees

•	Kaiser California HMO Medical Plan

•	Kaiser Mid-Atlantic HMO Medical Plan

•	Aetna Managed Choice POS (Open Access) - (for SCA Employees at MPRI and GS&ES)

•	Aetna Open Access Managed Choice (Aetna Health Fund) - (for SCA Employees at MPRI and GS&ES)

•	L-3 Employee Assistance Plan (Empathia)

Dental Plans

Self-Insured Plans

•	Aetna PPO Dental Plan

Insured Plans

•	Aetna DMO Dental Plan

•	Aetna International Dental Plan

•	Aetna DENTAL PPO/PDN (for SCA Employees at MPRI and GS&ES)

WageWorks Health Care Flexible Spending Account (HCFSA)

Vision Plans

Self-Insured Plan

•	Vision Service Plan

Insured Plans

•	Vision Service Plan SCA Employees at MRPI & GS&ES

2.	L-3 Communications Corporation Welfare Plan

Aetna Short Term Disability Insurance Plan

Aetna Long Term Disability Insurance Plan

Aetna Basic Life Insurance Plan

Aetna Basic Accidental Death and Dismemberment (AD&D) Insurance Plan

WageWorks Dependent Care Flexible Spending Account (DCFSA)

3.	Other L-3 Plans

WageWorks Commuter Benefit Plan

4.	Voluntary Benefits Plans

Marsh Voluntary Benefits

•	Group Universal Life (GUL) (MetLife)

•	Voluntary Accidental Death and Dismemberment (VAD&D) Insurance Plan (Chartis)

•	Long Term Care (Prudential)

•	Group Home & Auto (MetLife, Travelers, Liberty Mutual, Progressive)

•	MetLaw Legal Plan (Hyatt Legal Plans)

Other Voluntary Plans

•	ASI Tricare Supplement Plan

Schedule 4.2(a)(ii)

Participation Period Plans

1.	L-3 Communications Corporation Group Health Plan

Medical Plans:

Self-Insured Plans

•	Aetna HealthFund HRA Medical Plan – Option I

•	Aetna HealthFund HRA Medical Plan – Option II

•	Aetna Choice POS II Medical Plan

•	Aetna Out-of-Area Medical Plan

•	Blue Cross Blue Shield EPO Medical Plan

•	L-3 Communications Prescription Drug Plan

Insured Plans

•	Aetna International Medical Plan

•	HMSA PPO Medical Plan for Grandfathered Employees

•	HMSA HMO Medical Plan for Grandfathered Employees

•	Kaiser California HMO Medical Plan

•	Kaiser Mid-Atlantic HMO Medical Plan

•	Aetna Managed Choice POS (Open Access) - (for SCA Employees at MPRI and GS&ES)

•	Aetna Open Access Managed Choice (Aetna Health Fund) - (for SCA Employees at MPRI and GS&ES)

•	L-3 Employee Assistance Plan (Empathia)

Dental Plans

Self-Insured Plans

•	Aetna PPO Dental Plan

Insured Plans

•	Aetna DMO Dental Plan

•	Aetna International Dental Plan

•	Aetna DENTAL PPO/PDN (for SCA Employees at MPRI and GS&ES)

WageWorks Health Care Flexible Spending Account (HCFSA)

Vision Plans

Self-Insured Plan

•	Vision Service Plan

Insured Plans

•	Vision Service Plan SCA Employees at MRPI & GS&ES

2.	L-3 Communications Corporation Welfare Plan

Aetna Short Term Disability Insurance Plan

Aetna Basic Life Insurance Plan

Aetna Basic Accidental Death and Dismemberment (AD&D) Insurance Plan

WageWorks Dependent Care Flexible Spending Account (DCFSA)

3.	Other L-3 Plans

WageWorks Commuter Benefit Plan

4.	Voluntary Benefits Plans

Marsh Voluntary Benefits

•	Group Universal Life (GUL) (MetLife)

•	Voluntary Accidental Death and Dismemberment (VAD&D) Insurance Plan (Chartis)

•	Long Term Care (Prudential)

•	Group Home & Auto (MetLife, Travelers, Liberty Mutual, Progressive)

•	MetLaw Legal Plan (Hyatt Legal Plans)

Other Voluntary Plans

•	ASI Tricare Supplement Plan

Schedule 4.3

Engility Spin-Off Welfare Plans To Be Established By Distribution Date

Aetna Long Term Disability Insurance Plan (July 1, 2012)

Business Travel Accident Insurance Plan (Chartis) - Spin Date

Schedule 5.1

Split DC Plans

L-3 Communications Master Savings Plan

Schedule 6.1(a)

Engility Spinoff Nonqualified Plans

L-3 Communications Corporation Deferred Compensation Plan I

L-3 Communications Corporation Deferred Compensation Plan II

Schedule 6.1(b)

Engility Retained Nonqualified Plan

MPRI Long Term Deferred Incentive Plan

Schedule 7.1(a)

Split ESPP

L-3 Communications Corporation Amended and Restated 2009 Employee Stock Purchase Plan